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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF INTERMEDIATE

COMPANY NAME                                            JURISDICTION OF INCORPORATION
------------                                            -----------------------------
AUDIO CONSULTANTS (MACAU) COMPANY LIMITED...........    MACAU
DONGGUAN TELEX SHINWA TECHNOLOGY LIMITED                CHINA
EVI AUDIO (HONG KONG) LTD...........................    HONG KONG
EVI AUDIO FRANCE S.A.S..............................    FRANCE
EVI AUDIO GMBH......................................    GERMANY
EVI AUDIO (DEUTSCHLAND) GMBH........................    GERMANY
EVI AUDIO JAPAN, LTD................................    JAPAN
EX TC (UK) LIMITED..................................    ENGLAND
SAGUARO ELECTRONICA, S.A. DE C.V....................    MEXICO
TECNOLOGIA ESPECIALIZADA EDD, S.A. DE C. V..........    MEXICO
TELEX COMMUNICATIONS (SEA) PTE, LTD.................    SINGAPORE
TELEX COMMUNICATIONS (UK) LTD.......................    ENGLAND
TELEX COMMUNICATIONS, INC...........................    DELAWARE, U.S.
TELEX COMMUNICATIONS INTERNATIONAL, LTD.............    DELAWARE, U.S.
TELEX COMMUNICATIONS, LTD...........................    ONTARIO, CANADA
TELEX COMMUNICATIONS, S.A. DE C.V...................    MEXICO
TELEX EVI AUDIO (HONG KONG) LTD.....................    HONG KONG
TELEX EVI AUDIO (SHANGHAI) CO LTD...................    CHINA
TELEX HOLDINGS (UK) LTD.............................    ENGLAND


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